August 13, 1997



Northbrook Life Insurance Company
3100 Sanders Road
Northbrook, Illinois  60062

Ladies and Gentlemen:

                  We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of Pre-Effective Amendment No. 1 to the Registration Statement on Form S-6 (File No.333-25057) filed by Northbrook Life Variable Life Separate Account A for certain variable life insurance contracts. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                          Very truly yours,


                                          SUTHERLAND, ASBILL & BRENNAN LLP



                                                /s/STEPHEN E. ROTH
                                           By:  -------------------
                                                Stephen E. Roth